Exhibit 10.80
SECOND AMENDMENT
TO THE
GALEY & LORD RETIREMENT SAVINGS PLAN (401(k))

WHEREAS, Galey & Lord, Inc. (the “Company”) maintains The Galey & Lord Retirement Savings Plan (401(k)), most recently amended and restated as of January 1, 2000 (the “Plan”).

WHEREAS, the Company wishes to amend the Plan.

NOW, THEREFORE, the Plan is amended as follows:

I.    Section 3.2(a) of the Plan is amended in its entirety to read as follows:

(a)    At any time during the Plan Year, the Administrative Committee may limit the percentage of Compensation that may be contributed for the benefit of Highly Compensated Employees. If the percentage of Compensation that may be contributed for the benefit of one or more Highly Compensated Employees is limited in accordance with this subsection for the Plan Year, the limit applied to each such Highly Compensated Employee shall be deemed to be the “employer-provided limit”, as provided in Section 1.414(v)-1(b)(ii) of the proposed regulations issued by the Department of Treasury on October 21, 2001 and reported at 66 FR 53555, and

II.    Unless otherwise provided, this Second Amendment is effective as of January 1, 2002.

III.    Unless otherwise amended herein, the provisions of the Plan are hereby ratified and confirmed.

THIS AMENDMENT IS EXECUTED this 10th day of October, 2002.

GALEY & LORD, INC.

By:	/s/ LEONARD F. FERRO